Exhibit 5.1

December 11, 2013

FIVE OAKS INVESTMENT CORP.

641 Lexington Avenue

Suite 1432

100 Mulberry Street

New York, New York 10022

Re:                             Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as Maryland counsel to Five Oaks Investment Corp., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-11 (Registration No. 333-191787) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), including the Prospectus included therein (the “Prospectus”), for the offering by the Company of 800,000 shares (the “Shares”) of Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company (“Series A Preferred Stock”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.                                      The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

3.                                      Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

4.                                      The form of certificate to be used by the Company to represent the Shares, certified as of the date hereof by the Secretary of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

6.                                      A certificate executed by David Oston, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.                                      The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Capital Stock (as defined in the Charter) contained in Article VII of the Charter.

6.                                      Prior to the issuance of the Shares, the Board, or an authorized committee thereof, will adopt resolutions satisfying the requirements of Section 2-203 and 2-208 of the Maryland General Corporation Law.

7.                                      The Company will issue the Shares in accordance with the resolutions of the Board and, prior to the issuance of any shares of Series A Preferred Stock, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Series A Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that,

when (a) the Registration Statement has become effective under the Securities Act, (b) appropriate articles supplementary to the Charter classifying and designating shares of preferred stock, $0.01 par value per share, of the Company as shares of Series A Preferred Stock (the “Articles Supplementary”) have been duly adopted by the Board, or an authorized committee thereof, and the Articles Supplementary have been filed with, and accepted for record by, the SDAT, (c) the terms of the sale and issuance of shares of Series A Preferred Stock have been duly established in conformity with the Charter, the Bylaws and applicable law, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the shares of Series A Preferred Stock have been duly sold and issued as contemplated by the Registration Statement and the resolutions of the Board and consideration therefor has been received by the Company, such shares of Series A Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP